Exhibit 99.1

GTY Technology Holdings Inc. Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing November 14, 2016

LAS VEGAS, NV, November 9, 2016 /PRNewswire/ — GTY Technology Holdings Inc. (NASDAQ: GTYHU) (the “Company”) announced that, commencing November 14, 2016, holders of the units sold in the Company’s initial public offering may elect to separately trade the Class A ordinary shares and warrants included in the units. The Class A ordinary shares and warrants that are separated will trade on The NASDAQ Capital Market (“NASDAQ”) under the symbols “GTYH” and “GTYHW,” respectively. Units that are not separated will continue to trade on NASDAQ under the symbol “GTYHU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at (800) 831-9146.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, it intends to focus its search for a business in the technology industry, including software and services.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Harry L. You

(702) 945-2898